EXHIBIT 10.43

[***]= Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Explanatory Note: This Agreement was amended by (i) that certain First Amendment to Agreement between Takeda Pharmaceutical Company Limited, formerly known as Takeda Chemical Industries, Ltd., (“Takeda”) and Peninsula Pharmaceuticals, Inc. dated as of November 4, 2004 (the "2004 Amendment"), and (ii) that certain Second Amendment to Agreement between Takeda and Cerexa, Inc. dated as of November 19, 2007 (the "2007 Amendment", and collectively with the 2004 Amendment, the “Amendments”, and each an “Amendment”).  A copy of each Amendment is being filed with the Securities and Exchange Commission simultaneous with the filing of this Agreement. Accordingly, this Agreement includes notations to direct readers to the applicable Amendment with respect to those sections which were revised by such an Amendment and has been conformed to reflect the deletion of those sections which were removed by the respective Amendment.

AGREEMENT

This Agreement is made as of the 30th day of September, 2003 (the “Effective Date”) by and between Takeda Chemical Industries, Ltd., with its head office at 1-1, Doshomachi 4-chome, Chuo-ku, Osaka 540-8645, Japan (hereinafter called “TAKEDA”), and Peninsula Pharmaceuticals, Inc., with its head office at 1701 Harbor Bay Parkway, Alameda, CA 94502, USA (hereinafter called “PENINSULA”).

WITNESSETH THAT:

Whereas, TAKEDA has been developing the Compound (as hereinafter defined) and owns certain Information (as hereinafter defined), Manufacturing Know-How (as hereinafter defined) and Patents (as hereinafter defined) which cover the Compound as well as the Product (as hereinafter defined); and

Whereas, PENINSULA desires to obtain a license from TAKEDA to import the Compound, process the Compound into the Product and develop and sell the Product in the Territory (as hereinafter defined) under the Information and the Patents;

Whereas, TAKEDA is willing to comply with such desire of PENINSULA;

Now, Therefore, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

The following terms whenever used in this Agreement shall have the following meanings:

1.1           “Lot” shall mean a specific quantity of the Compound that is intended to have uniform character and quality, within the specified limits set forth in the Specifications, and is produced as one lot with the intention of being quality controlled and released as a single lot.

1.2           “cGMP” shall mean the current good manufacturing practices required by the FDA and set forth in the FD&C Act, or FDA regulations, policies or guidelines in effect at a particular time, for the manufacturing and testing of pharmaceutical materials, and any other laws or regulations applicable to the manufacturing and testing of pharmaceutical materials in a country or jurisdiction in the Territory.

1.3           “Compound” shall mean: (i) the water-soluble prodrug (6R,7R)-7-((Z)-2-(ethoxyimino-2-[5-(phosphonoamino)-1,2,4-thiadiazol-3-yl]acetyl)amino)-3-[4-(1-methyl-4-pyridino)-1,3-thiazol-2-yl]thio-8-oxo-5-thia-1-azabicyclo[4.2.0]oct-2-ene-2-carboxylate acetic acid solvate and coded by TAKEDA internally as TAK-599, or (ii) the semisynthesized cephalosporin compound coded by TAKEDA internally as T-91825.

1.4           “Confidential Information” shall mean all confidential or proprietary information relating to the Compound and/or the Product including, without limitation, research, development, manufacturing, marketing, financial, personnel, sales, and other business and technical information, compositions, inventions, discoveries, processes, methods, formulae, procedures, protocols, techniques, data, plans, the Specifications, and quality control procedures, whether in oral, written, graphic, or electronic form.  Confidential information relating to the Compound and/or the Product that was disclosed to PENINSULA by TAKEDA prior to the Effective Date shall be also deemed TAKEDA’s Confidential Information hereunder.

1.5           “Controlled” shall mean, with respect to any patent, Information, Manufacturing Know-How or other intellectual property right, that the party owns or has a license to such patent, Information, Manufacturing Know-How or other intellectual property right and has the ability, as of the applicable time, to grant to the other party access, a license, or a sublicense to such patent, Information, Manufacturing Know-How or other intellectual property right as provided for in this Agreement without violating an agreement with or rights of a third party.

1.6           “Development Work” shall mean the conduct of pre-clinical and clinical trials, the compilation of the dossier concerning the Compound and/or the Product and the conduct of other work necessary or useful for obtaining Registration by or on behalf of PENINSULA.

1.7           “Drug Master File” or “DMF” shall mean a Drug Master File maintained with the FDA, or a filing with a Regulatory Authority outside the United States serving a purpose equivalent to that of a Drug Master File in the United ·States, such that manufacturing information may be filed by a manufacturer in such country in a manner that remains confidential from the holder of the remaining portions of the Registration maintained with the FDA and the equivalent thereof, if any, in jurisdictions outside the United States.

1.8           “FDA” shall mean the United States Food and Drug Administration or any successor thereto having the administrative authority to regulate the investigation, development, and marketing of human pharmaceutical products in the United States.

1.9           “FD&C Act” means the United States Food, Drug and Cosmetic Act, as amended, and any regulations promulgated thereunder.

1.10           “IND” shall mean an Investigational New Drug Application as defined in the FD&C Act and applicable regulations promulgated thereunder by the FDA, or the equivalent application to the equivalent agency in any other country or jurisdiction in the Territory, the filing of which is necessary to commence clinical testing of a pharmaceutical product in humans.

1.11           “Information” shall mean all data, results and information (other than the Manufacturing Know-How) relating to the Compound and/or the Product, or the use of the Compound and/or the Product, or processing the Compound into the Product including, without limitation, pre-clinical, clinical, and/or regulatory documentation, data, information, and reports, if any, that are Controlled by TAKEDA during the term of the Agreement and are necessary or useful for PENINSULA to evaluate, develop, register, formulate, fill and finish, sell and market Products in the Territory.

1.12           “Intermediate Manufacturing Cost” shall mean either (a) [***]the actual, reasonable out-of-pocket costs incurred by TAKEDA to obtain intermediates required for the manufacture of the Compound from a third party manufacturer, or (b) [***] the actual out-of-pocket costs incurred, paid or borne by TAKEDA to manufacture, quality check and supply intermediates required for the manufacture of the Compound to PENINSULA.  It is understood that TAKEDA may elect to entrust the manufacture, quality check and/or supply of the Compound to a Third Party Manufacturer(s) and in such event, all the reasonable consideration for such entrustment to be paid by TAKEDA to such Third Party Manufacturer(s) for the manufacture of such intermediates supplied to PENINSULA shall be included in the Intermediate Manufacturing Cost.  “Intermediate Manufacturing Cost” may include [***].

1.13           “Major Market Country” shall mean the United States of America, the United Kingdom, France, Germany, Italy, Spain, Austria and Switzerland, to the extent such countries are included in the Territory.

1.14           “Compound Manufacturing Cost” shall mean the actual out-of-pocket costs incurred, paid or borne by TAKEDA to manufacture, quality check and supply the Compound to PENINSULA.  It is understood that TAKEDA may elect to entrust the manufacture, quality check and/or supply of the Compound to a Third Party Manufacturer(s) and in such event, all the reasonable consideration for such entrustment to be paid by TAKEDA to such Third Party Manufacturer(s) for the manufacture of the Compound supplied to PENINSULA shall be included in the Compound Manufacturing Cost.  “Compound Manufacturing Cost” may include [***].

1.15           “Product Manufacturing Cost” shall mean, with respect to a particular Product sold by PENINSULA (or its Affiliate or sublicensee) hereunder, the sum of: (a) either (i) the actual purchase price of the Compound from TAKEDA, if the Compound in such Product was purchased from TAKEDA, or (ii) [***] the actual out-of-pocket costs incurred, paid or borne by PENINSULA in the manufacture and quality check of the Compound, if PENINSULA manufactures or has a third party manufacture on its behalf the Compound included in such Product; plus (b) [***] the actual out-of-pocket costs incurred, paid or borne by PENINSULA to process the Compound into and package the Product and quality check (or have a third party contractor perform such processing and packaging).  “Product Manufacturing Cost” in subclause (b) above may include [***] the actual purchase price of any raw materials other than the Compound and insurance payments relating thereto, provided that any such consideration is commercially reasonable.  It is understood that any payment to third party(ies) by PENINSULA to obtain a license under such third party’s patent or other intellectual property rights without which license the above mentioned manufacturing, processing or packaging would constitute an infringement of such patents or other intellectual property rights, which shall be treated pursuant to Section 3.4, if any, shall not be included in the Product Manufacturing Cost.  For clarity, the term “Product Manufacturing Cost” shall not include any royalty paid by PENINSULA to TAKEDA under Section 3.3 or to any Third Party.

1.16           “Manufacturing Know-How” shall mean all technical know-how and information relating to the manufacture of the Compound and all intermediates thereof that are Controlled by TAKEDA during the term of this Agreement and that are necessary or useful for PENINSULA to manufacture the Compound and all intermediates thereof.

1.17           “NDA” shall mean a New Drug Application, as defined in the FD&C Act, and applicable regulations promulgated thereunder by the FDA, or the equivalent application to the equivalent agency in any other regulatory jurisdiction in the Territory, to obtain approval or authorization to commence marketing and sales of a pharmaceutical product.

1.18           “Net Sales” shall mean the gross amount received by PENINSULA and its sublicensees for sales of Compounds and/or Products to unaffiliated third parties that are not sublicensees of the selling party, less the following deductions or allowances:

[***]

1.19           “NHI Price Listing” shall mean the listing of the Product in the reimbursement list of a national health insurance system in a particular country or jurisdiction in the Territory, any approval with regard to the selling price of the Product, and the like in such country or jurisdiction.

1.20           “Patents” shall mean all patent applications and patents anywhere in the Territory that are Controlled by TAKEDA during the term of the Agreement and that claim, cover, or disclose the composition of matter of, or the method of making or using, the Compound or Product, or any intermediate used in making the Compound, including all patent applications listed in Schedule I attached hereto, all patents arising from any such applications, and any additions, divisions, continuations, continuations in part, substitutions, extensions, renewals, reissues, reexaminations, registrations, revalidations, and the like of any of the foregoing.

1.21           “Product” shall mean a pharmaceutical preparation in any formulation in final packaged form suitable for sale which contains a Compound as an active ingredient.

1.22           “Registration” shall mean all permissions, licenses, registrations, approvals, or authorizations by an applicable Regulatory Authority in a particular country or jurisdiction in the Territory required for the import of the Compound, the processing of the Compound into the Product and the marketing and sale of such Product in such country or jurisdiction.

1.23           “Regulatory Authority” shall mean the FDA in the United States, and the equivalent regulatory authority or governmental entity having the responsibility, jurisdiction, and authority to approve the manufacture, use, importation, packaging, labeling, marketing, and sale of pharmaceutical products in any country or jurisdiction other than the United States.

1.24           “Results” shall mean all the data and information that is produced as a result of the Development Work.

1.25           “Specifications” shall mean the specifications and testing methods of the Compound as set forth in Schedule II attached hereto.  Schedule II may be modified by mutual agreement between the parties hereto from time to time during the term of this Agreement.

1.26           “Territory” shall mean all countries and territories worldwide except for Japan and those Option Countries (if any) that are excluded from the Territory pursuant to Section 2.3.

1.27           “Option Countries” shall mean all countries and territories set forth in Schedule VII attached hereto.

1.28           “Third Party Manufacturer” shall mean any entity other than TAKEDA that is contracted by TAKEDA to manufacture, quality check and/or supply the Compound and/or Intermediates supplied to PENINSULA hereunder, in part or in whole.

1.29           “Valid Claim” means a claim of an issued patent within the Patents that has not (a) expired or been canceled, (b) been declared invalid by an unreversed and unappealable decision of a court or other appropriate body of competent jurisdiction, (c) been admitted to be invalid or unenforceable through reissue, disclaimer, or otherwise, or (d) been abandoned.

1.30           “Year” shall mean each consecutive twelve (12) month period from April 1 to March 31.

ARTICLE  2

GRANT OF LICENSE

2.1           TAKEDA hereby grants to PENINSULA and PENINSULA hereby accepts an exclusive license throughout the Territory under the Information and the Patents, to develop and obtain the Registration for the Compound and/or Product in the Territory, to import the Compound and/or Product in the Territory, to process the Compound into the Product in the Territory, to use the Compound and/or the Product and to sell the Product in the Territory.  TAKEDA retains all rights with regard to the Compound and/or the Product in Japan and in those Option Countries (if any) that TAKEDA and PENINSULA agree to exclude from the Territory pursuant to Section 2.3 (Japan and those Option Countries, if any, that are excluded from the Territory are hereinafter collectively referred to as the “TAKEDA Territory”).  Solely for the purpose of developing and obtaining the Registration for the Compound and/or Product in the TAKEDA Territory or selling the Compound and/or Product in the TAKEDA Territory, TAKEDA retains the right to, or to cause any third party to, import the Compound and/or the Product, process the Compound into the Product, and use the Compound and/or Product in the Territory.  Takeda also retains the worldwide right to manufacture and cause any third party to manufacture the Compound.

2.2           PENINSULA shall have the right to grant to third parties sublicenses under the license granted to PENINSULA in Section 2.1 subject to and pursuant to Section 2.4.

2.3           [Explanatory Note: Pursuant to that certain Consent letter dated July 30, 2009, by and among Cerexa, Inc., Forest Laboratories Holdings Limited (“FLH”, and collectively with Cerexa, the “Forest Parties”) and Takeda Pharmaceutical Company Limited (the “Waiver”), Takeda waived all of its rights under Section 2.3 of this Agreement with respect to the Option Countries.]     Subject to the provisions of this Section 2.3, PENINSULA hereby grants to TAKEDA an exclusive option to negotiate for the right to develop, offer for sale and/or sell the Product in the Option Countries by itself or through any third party (the “Option”).  Such Option shall be exercisable solely as set forth in this Section 2.3.  Within [***] after the earlier of (a) the date on which [***] or, (b) on which [***] PENINSULA shall inform TAKEDA of such event in writing and shall provide to TAKEDA [***].  For the purpose of this Section 2.3, [***] means [***].  TAKEDA shall have a period of [***] after its receipt of the above notice and [***], which may from time to time be extended upon mutual agreement of the Parties (the “Option Notice Period”), in which to inform PENINSULA in writing that it exercises the Option and the specific Option Countries for which TAKEDA is exercising the Option.  If TAKEDA exercises the Option in writing within the Option Notice Period, TAKEDA and PENINSULA shall, for a period of up to [***] from the date on which TAKEDA exercises the Option (the “Option Negotiation Period”), in good faith negotiate the terms and conditions of an agreement covering the applicable Option Countries (which agreement would provide, if applicable, that such Option Countries are thereafter excluded from the Territory and included in the TAKEDA Territory thereafter or that PENINSULA shall grant TAKEDA a sublicense, with the right to grant further sublicenses through multiple tiers of sublicensees, to develop, offer for sale and/or sell the Product in the applicable Option Countries).  If TAKEDA does not exercise the Option with respect to any or all of the Option Countries in accordance with the provisions of this Section 2.3 during the Option Notice Period, TAKEDA’s Option with respect to such Option Countries, for which the Option was not exercised, shall expire and PENINSULA shall have the right to develop, offer for sale, and/or sell the Product in such Option Countries and/or grant sublicenses to one or more third parties to develop, offer for sale, and/or sell the Product in such Option Countries.  If TAKEDA exercises the Option with respect to specific Option Countries during the Option Notice Period but TAKEDA and PENINSULA fail to execute an agreement covering such Option Countries prior to the expiration of the Option Negotiation Period, then PENINSULA may develop, offer for sale, and/or sell the Product in such Option Countries and may grant rights to one or more third parties to develop, offer for sale, distribute and/or sell the Product in one or more of such Option Countries; provided, however, that for a period of [***] from the date of expiration of the Option Negotiation Period, PENINSULA shall not enter into an agreement with any third party with respect to such Option Countries unless the terms and conditions of such agreement, when taken as a whole, are better in PENINSULA’s reasonable judgment for PENINSULA than the terms and conditions last offered by PENINSULA  to TAKEDA during the Option Negotiation Period, without first offering such terms to TAKEDA for TAKEDA’s consideration and possible acceptance.  If TAKEDA does not elect to enter into an agreement with PENINSULA on such better terms to TAKEDA within [***] after the date on which PENINSULA offers such terms to TAKEDA, then PENINSULA shall have the right to enter into an agreement on such terms with a third party.

2.4           [Explanatory Note:  Pursuant to the Waiver, Takeda waived all of its rights under Section 2.4 of this Agreement to assume development or commercialization of the Product from the Forest Parties if the Forest Parties elected not to pursue such activities in a country, with respect to all countries in the Territory other than U.S. and Canada.]  In addition to Section 2.3, if PENINSULA elects not to develop and/or sell the Product by itself in a country(ies) of the Territory and decides to seek a third party sublicensee or distributor to develop and/or sell the Product in such country(ies), PENINSULA shall first provide to TAKEDA written notice offering to TAKEDA the opportunity to develop and/or sell the Product as PENINSULA’s sublicensee or distributor in such country(ies).  Notwithstanding the foregoing, if any of such country(ies) are Option Countries with respect to which TAKEDA exercised the Option under Section 2.3 during the Option Notice Period but TAKEDA and PENINSULA failed to execute an agreement covering such Option Countries prior to the expiration of the Option Negotiation Period, PENINSULA shall not be required to provide to TAKEDA written notice offering to TAKEDA the opportunity to develop and/or sell the Product as PENINSULA’s sublicensee or distributor in such Option Countries except as may be required under Section 2.3.  TAKEDA shall inform PENINSULA of its interest in such an opportunity within [***] after its receipt of the applicable written offer (the “Notice Period”).  If TAKEDA informs PENINSULA in writing within the Notice Period that TAKEDA is interested in developing, offering for sale and/or selling Products in such country(ies) or distributing the Product in such country(ies), as applicable, by itself or through any third party, TAKEDA and PENINSULA shall in good faith negotiate the terms and conditions of an agreement covering such country(ies) (which agreement would provide, if applicable, that [***]) for up to [***] from the date of TAKEDA’s notice expressing such interest (the “Negotiation Period”).  If TAKEDA does not inform PENINSULA of its interest in distributing the Product or developing, offering for sale and/or selling the Products in such country(ies), as applicable, during the Notice Period, or if TAKEDA and PENINSULA fail to execute an agreement covering such country(ies) within the Negotiation Period, then PENINSULA may grant rights to one or more third parties to develop, offer for sale, distribute and/or sell the Product in such country(ies), as applicable; provided, however, that if TAKEDA informed PENINSULA of its interest in a particular opportunity set forth in a Notice during the applicable Notice Period but PENINSULA and TAKEDA were unable to execute an agreement related to such opportunity within the Negotiation Period, PENINSULA shall not enter into an agreement with any third party with respect to such opportunity on terms and conditions that, when taken as a whole, are better to such third party than the terms and conditions last offered by PENINSULA to TAKEDA during the Negotiation Period without first offering such terms to TAKEDA for TAKEDA’s consideration and possible acceptance.  If TAKEDA does not elect to enter into an agreement with PENINSULA on such better terms to TAKEDA within [***] after the date on which PENINSULA offers such terms to TAKEDA, then PENINSULA shall have the right to enter into an agreement on such terms with a third party.  PENINSULA shall inform TAKEDA of the names of its third party distributor(s) and/or sublicensee(s) and obtain TAKEDA’s prior written consent, which consent shall not be unreasonably withheld, impose upon the distributor(s) and/or sublicensee(s) all applicable obligations which PENINSULA undertakes hereunder and be responsible for the performance by the distributor(s) and/or sublicensee(s) of such obligations.

2.5           Each party covenants that during the term of this Agreement, it will not develop, market or sell, and will not grant to any third party any rights to develop, market or sell, any [***] product other than the Product in the Territory (such product, a “Competitive Product”).  Notwithstanding the foregoing, TAKEDA shall have the right to develop, market, offer for sale or sell a Competitive Product in the Territory provided that such Competitive Product does not result from TAKEDA’s (or its Affiliate’s) own internal research or discovery program, and instead such Competitive Product is discovered and developed initially by a third party, and TAKEDA subsequently obtains, by license from, as a result of a merger with or acquisition of, such third party or otherwise, rights to develop, market, offer for sale or sell such Competitive Product.

ARTICLE 3

CONSIDERATION

3.1           As part of the consideration for the license granted by TAKEDA hereunder, PENINSULA shall pay the following one-time milestone payments to TAKEDA in U.S. Dollars upon the first occurrence of each of the following events:

Milestone Event	Milestone Payment
Execution of the Agreement	US $500,000
Commencement of the first Phase III clinical study of the Product (First administration for the first patient) in the first country or jurisdiction in the Territory	[***]
First submission of an NDA in the first country or jurisdiction in the Territory	[***]
Obtaining the first Registration of the Product in the first country or jurisdiction in the Territory	[***]
TOTAL POSSIBLE MILESTONE PAYMENTS:	[***]

PENINSULA shall notify TAKEDA in writing upon its achievement of each milestone event, and shall make each milestone payment payable hereunder no later than [***] from the date on which the applicable milestone event is achieved.

3.2           For each half Year period ending September 30 and March 31, PENINSULA shall send to TAKEDA a report in such a form as reasonably specified by TAKEDA setting forth, on a country-by-country basis, the quantities of the Product sold by PENINSULA and its sublicensees in the Territory during the applicable half Year period, the Net Sales, and the amount of royalties owed to TAKEDA under Section 3.3 hereof for such half Year, within [***] after the close of the applicable half Year period.

3.3           As part of the consideration for the license granted by TAKEDA hereunder, and subject to any applicable reductions and offsets under Sections 3.4 and 3.5, PENINSULA shall pay to TAKEDA royalties as a percentage of the annual Net Sales of the Product sold in the Territory by PENINSULA in each Year, according to the applicable royalty rates set forth below.  Such royalty payments shall be paid not later than [***] after the end of each half Year with respect to Net Sales in such half Year.  For each country in the Territory, PENINSULA shall pay TAKEDA royalties on a country-by-country basis for the period commencing on the date of the first commercial sale of the Product by PENINSULA or its sublicensee in such country and ending on the later of (i) the [***] anniversary of the first commercial sale of the Product in such country, and (ii) the date of expiration of the last to expire Valid Claim in such country that claims the composition of matter of such Product or the method of using such Product.

(a)           For Net Sales in those countries and jurisdictions in the Territory in which PENINSULA has obtained Registration of the Product having an approved indication for the treatment of infections due to MRSA (such countries, the “MRSA Countries”), the royalties shall be a percentage of such Net Sales in those countries and jurisdictions, with the royalty rate determined based on the aggregate amount of Net Sales in the MRSA Countries during the applicable calendar year as of the date of the applicable sale, according to the following schedule:

Royalty Rate                                                   Annual Net Sales in the MRSA Countries

[***]                                                                Up to [***]

[***]                                                                Over [***]

[***]                                                                Over [***]

[***]                                                                Over [***]

For the avoidance of doubt, the aggregate annual Net Sales for any given Year shall be reset to zero upon the beginning of the subsequent Year for purposes of applying the applicable royalty rate.

(b)           For Net Sales in those countries and jurisdictions in the Territory in which PENINSULA has not obtained Registration for the Product in such countries or jurisdictions having an approved indication for the treatment of infections due to MRSA (such countries, the “Adjusted Countries”), the royalties shall be [***] of the Net Sales in those countries and jurisdictions.

By way of example, if the aggregate Net Sales achieved [***], and assuming for purposes of this example that any reductions and offsets under Section 3.4 and 3.5 are not applicable, the amount payable hereunder for such sales [***].

3.4           Subject to the limit set forth in Section 3.6, if PENINSULA obtains a license or other similar right under any patent or patent application owned or controlled by a third party in the Territory that claims or covers all or any part of the composition of matter of, method of making, or method of using the Product, pursuant to Section 15.3, then [***].  In addition, if PENINSULA is required to pay any settlements or damages to a third party under Section 15.3, then [***].

3.5           Subject to the limit set forth in Section 3.6, if the Product Manufacturing Cost exceeds [***], the royalty rate payable to TAKEDA on Net Sales of such Product under Section 3.3 shall be reduced by [***].  PENINSULA agrees to use all commercially reasonable efforts to reduce the aspects of Product Manufacturing Cost that are within its control.  For example, [***].  If the above-mentioned reduction is applicable, PENINSULA shall explain, if requested in writing by TAKEDA, the rationale of such reduction together with a summary of the relevant records supporting the calculation of the reduction.

3.6           Notwithstanding anything in this Agreement to the contrary, in no event shall the amount of royalties payable to TAKEDA hereunder on Net Sales of Products in the Territory, after giving effect to applicable offsets or reductions under Sections 3.4, 3.5 or 15.3 of this Agreement, be reduced by more than [***] for any particular reporting period.

3.7           Income tax on the payments made to TAKEDA under Sections 3.1, 3.3, 7.3 and 7.6 hereof shall be borne by TAKEDA.  PENINSULA shall deduct mandatory withholding tax (if any) and shall pay such tax on behalf of TAKEDA, and shall immediately send to TAKEDA a certified receipt for such payment issued by the applicable taxing authority.

3.8           Net Sales outside the United States shall be first determined in the currency of the country in which they are earned and shall be converted each half Year into an amount in U.S. Dollars using the rate of exchange reported by Citibank in New York City as of the close of the last business day of such half Year in which such royalty is due.

3.9           PENINSULA shall keep accurate records of sales of the Product and Product Manufacturing Cost in sufficient detail to permit TAKEDA to confirm the accuracy of calculations of all payments made under Section 3.  Once per Year, TAKEDA, at its expense, may have an independent public accountant reasonably acceptable to PENINSULA audit any and all account books and related records or documents possessed by PENINSULA concerning the sale of the Product and Product Manufacturing Cost, upon at least [***] notice and during normal business hours, for the purpose of verifying the accuracy of royalty payments made under Section 3.  If the accountant finds a discrepancy of more than [***] for the period audited, PENINSULA shall bear the reasonable costs and expenses for such audit.  For the above purpose, PENINSULA shall keep such account books and their relating records or documents for [***] after the end of the half Year concerned.

3.10           TAKEDA shall not be obligated to refund payments made by PENINSULA under this Agreement once received for any reason, including but not limited to, invalidation of any claim(s) of the Patents.  However, it is understood that the foregoing sentence shall not be interpreted to limit the damages available to PENINSULA in the event of an uncured breach of this Agreement by TAKEDA (but subject to Section 13.8).

ARTICLE 4

DISCLOSURE OF INFORMATION

4.1           On the Effective Date, TAKEDA shall disclose to PENINSULA and/or cause its appointee to disclose to PENINSULA in English the Information set forth in the attached Schedule IV.  In addition, TAKEDA shall promptly disclose to PENINSULA in English any additional Information developed or acquired and Controlled by TAKEDA during the term of this Agreement, if any. PENINSULA may use all Information solely for the purposes contemplated under this Agreement.  If a Regulatory Authority in any jurisdiction or country of the Territory requires PENINSULA to provide information which is not available to TAKEDA and/or PENINSULA, both parties shall meet and agree on how to comply with such requirement, provided, however, that such information shall be, except otherwise agreed by the parties, generated by PENINSULA through the Development Work and TAKEDA shall not be obligated to generate such information.

ARTICLE 5

DEVELOPMENT WORK

5.1           TAKEDA and PENINSULA shall establish a joint committee (hereinafter called “JC”) which will discuss and decide upon the development plan and strategy for the Product in the Territory, and will coordinate the development activities undertaken by PENINSULA for the Product with the development activities undertaken by TAKEDA to generate data necessary to obtain Registration of the Product in the TAKEDA Territory.  The JC shall be comprised of an equal number of members from TAKEDA and PENINSULA, which number of members shall initially be a total of four (4), and will meet semi-annually at alternating home office locations, or such other locations as the parties agree, or by teleconference.  Each party shall bear its own costs associated with attendance at JC meetings.  The JC shall keep minutes of all JC meetings in order to confirm the matters discussed and the decisions reached at such meetings.  If the JC is unable to agree on a development plan or strategy for the Product, the senior management of TAKEDA and PENINSULA shall discuss the issue in attempt to resolve the dispute.  However, if the parties are unable to resolve such dispute, PENINSULA shall have the right to make all final decisions regarding the development plan and strategy for the Product in the Territory; provided that for clarity TAKEDA shall have the right to make final decisions regarding the manufacture of the Compound and any other development work conducted by TAKEDA, if any, except as otherwise expressly provided in this Agreement with respect to Compound supplied to PENINSULA.  The JC may discuss and decide upon other issues with regard to the Compound and/or the Product that the parties mutually agree to have decided by the JC.

5.2           TAKEDA acknowledges and agrees that it shall use diligent efforts to conduct and complete, at its expense and pursuant to protocols determined by the JC, the preclinical studies of the Compound as described in the attached Schedule V (the “Studies”), within the time frame for such studies set forth in Schedule V, which Studies are reasonably anticipated to be required by Regulatory Authorities in both the Territory and Japan in order for the Compound to be approved for use in human clinical trials.  For clarity, TAKEDA shall have no obligation under this Agreement to conduct any preclinical studies of the Compound other than the Studies and TAKEDA’s obligation is to conduct the Studies pursuant to the protocol to be separately determined by JC.  It is understood that TAKEDA makes no warranties with respect to the Studies, including without limitation a warranty that PENINSULA will be able to successfully develop the Compound using the results of the Studies.  However, if reasonably requested by PENINSULA, TAKEDA shall use diligent efforts to conduct any additional preclinical studies on the Compound that are required by any Regulatory Authority in the Territory at PENINSULA’s expense.  TAKEDA shall disclose to PENINSULA in English all Information resulting from the Studies and any other preclinical studies conducted by TAKEDA under this Section 5.2 promptly after the completion of such studies.  Except as otherwise provided above, PENINSULA shall be responsible for conducting, at PENINSULA’s expense, any additional preclinical and clinical studies, as Development Work, that are required by Regulatory Authorities in the Territory, that are not Studies.

5.3           Upon PENINSULA’s reasonable request and to the extent that TAKEDA has available inventory of Compound on the Effective Date, TAKEDA shall promptly supply to PENINSULA that quantity of Compound necessary to conduct the following preclinical studies of the Compound: (a) four (4) week intravenous toxicity study of the Compound in rats with a four (4) week recovery period, (b) three (3) month intravenous toxicity study of the Compound in rats with a four (4) week recovery period, and (c) three (3) month intravenous toxicity study of the Compound in cynomolgus monkeys with a four (4) week recovery period.  All Compound supplied to PENINSULA by TAKEDA under this Section 5.3 shall be supplied at no cost to PENINSULA.  Promptly after the Effective Date, the Parties shall determine the specific quantity of Compound to be supplied by TAKEDA, the delivery date for such Compound, and other details for such supply.

5.4           PENINSULA shall undertake the Development Work as soon as possible necessary to obtain the Registration for the Major Market Countries promptly.  In addition, PENINSULA shall use commercially reasonable efforts to undertake Development Work necessary to obtain Registration in such other countries in the Territory where PENINSULA elects to do so based on its sound business judgment in light of the economic opportunities for sales of the Product in such other countries.  PENINSULA will report to TAKEDA on its development progress, including without limitation its decision to seek Registration in certain country(ies), from time to time, but no less frequently than semi-annually in order for TAKEDA to confirm the status of development of the Product.

5.5           The Development Work shall be conducted by PENINSULA at its sole cost, risk and responsibility.  Upon the request of TAKEDA and at TAKEDA’s expense, PENINSULA shall allow TAKEDA representative(s), approved in advance by PENINSULA, such approval not to be unreasonably withheld, to attend PENINSULA’s meetings concerning development and/or marketing of the Product (including internal meetings and meeting with investigators).  All TAKEDA representatives that attend such meetings shall be bound by obligations of confidentiality consistent with the obligations contained in Article 14.

5.6           PENINSULA shall use commercially reasonable efforts to conduct all Development Work and compile the Results in accordance with ICH guidelines so that the Results may be accepted by Regulatory Authorities in the TAKEDA Territory.  PENINSULA shall, free of charge and without delay, provide TAKEDA with all the Results in English.  TAKEDA shall have the right to use, and cause any third parties who have a license under the Patents and Manufacturing Know-How to develop, manufacture, or commercialize the Compound and/or the Product in the TAKEDA Territory to use, the Results to develop, manufacture, offer for sale or sell the Product in the TAKEDA Territory, including without limitation to pursue Registration in the TAKEDA Territory, free of charge, subject to the rights granted to PENINSULA hereunder.  In addition, for the limited purpose of evaluating and determining its interest for the Option Countries as set forth in Section 2.3, TAKEDA shall have the right to use and cause any third party who is the candidate company to develop, offer for sale and/or sell the Product in the Option Countries, to use the Results and any other information which would be necessary or useful for such purpose.

ARTICLE 6

REGULATORY ISSUES AND REGISTRATION

[Section 6.1 deleted pursuant to Section 4(a) of the 2007 Amendment]

6.1           [***].

6.2           PENINSULA (or its Affiliate or sublicensee) shall use all commercially reasonable efforts to apply for and obtain Registration in each Major Market Country as soon as reasonably possible, but in accordance with the timeline established by the JC under Section 5.1.  Notwithstanding the foregoing, PENINSULA’s obligation under this Section 6.2 is contingent upon TAKEDA fulfilling its obligations under Sections 5.2, 5.3, 6.3, and Article 7 so long as TAKEDA is supplying Compound to PENINSULA under this Agreement.  In addition, PENINSULA shall use commercially reasonable efforts to apply for and obtain Registration in such other countries in the Territory where PENINSULA elects to do so based on its sound business judgment in light of the economic opportunities for sales of the Product in such other countries.  After obtaining Registration in each country in the Territory, PENINSULA shall submit an application for the NHI Price Listing in each such country as soon as possible, if necessary for the marketing and sale of the Product in such country.

[Section 6.3 superseded by Section 4(b) of the 2007 Amendment]

6.3           [***].

6.4           Immediately after filing an application for Registration and obtaining the Registration in a country or jurisdiction in the Territory, PENINSULA shall notify TAKEDA of the dates and numbers of the application for such Registration and the resulting Registration and at the same time shall send to TAKEDA photostat copies of the certificates of the Registration.

6.5           If PENINSULA fails to fulfill its obligations under Section 6.2 in accordance with the timeline established by the JC under Section 5.1, PENINSULA shall provide to TAKEDA written notice of such failure, including a detailed description of the basis for PENINSULA’s belief that such failure has occurred.  In such event, the parties shall discuss and agree upon what steps should be taken by PENINSULA in order to fulfill its obligations under Section 6.2 including a commercially reasonable period of time for PENINSULA to fulfill such obligations (if the parties cannot agree on such time period, an independent research and development organization located in the Territory with good reputation in the pharmaceutical industry to be mutually agreed upon shall establish a commercially reasonable time period).  Thereafter, PENINSULA shall use best efforts to take such steps in order to fulfill its obligations under Section 6.2 within the period of time agreed to by the parties.  If PENINSULA fails to use best efforts to take such steps to obtain Registration in a particular Major Market Country within the time period agreed to by the parties, TAKEDA may eliminate such country from the definitions of “Territory” and “Major Market Country”, and in such event PENINSULA shall have no further rights or obligations hereunder to market and sell the Product in such country.

[Sections 6.6 through 6.8 deleted pursuant to Section 4(a) of the 2007 Amendment]

[***]

6.9           PENINSULA shall be responsible for receiving, investigating, and documenting all serious adverse drug reactions relating to the use of the Products which require reporting to appropriate Regulatory Authorities in the Territory.  PENINSULA will be solely responsible for filing all post-marketing reports of such serious adverse drug reactions required by Regulatory Authorities in the Territory, or as required by applicable laws or regulations.  During the term of this Agreement and at any time thereafter, in the event that a party receives a report of a serious adverse drug reaction relating to the use of a Product anywhere in the world, it shall notify the other in writing as soon as practicable, but in no event more than 24 hours after becoming aware of such adverse drug reaction.  The parties shall periodically exchange a summary of all serious adverse drug reactions of Products during the term of this Agreement and any and all other information that becomes available regarding the post-marketing surveillance of the Product.  The scope and mechanisms for the exchange and of the treatment of such information shall be provided for in “Standard Operating Procedure (SOP) For International Post-Marketing Surveillance” attached hereto as Schedule III, as it may be amended and updated from time to time as agreed by the parties.

[Articles 7 and 8 deleted pursuant to Section 4(a) of the 2007 Amendment]

[***]

ARTICLE 9

PROCESSING AND PACKAGING

[Section 9.1 superseded by Section 4(c) of the 2007 Amendment]

9.1           [***]

9.2           PENINSULA shall prepare or have prepared, at its own expense, packaging materials, labels and insert brochures of the Product for use in the Territory, purchasing necessary materials from a source or sources selected by PENINSULA.  PENINSULA shall provide to TAKEDA the descriptions of such packaging materials, labels and insert brochures therein and designs thereof.  PENINSULA shall be responsible for obtaining from Regulatory Authorities in the Territory all approvals of the packaging materials, labels and insert brochures of the Product that are necessary to secure and/or maintain the Registration.

ARTICLE 10

SALE OF THE PRODUCT AND REPORT

10.1           PENINSULA or its sublicensees or distributors shall make the first commercial sale of the Product in each country of the Territory [***]

10.2.           Subject to Section 2.4, PENINSULA shall determine the selling price of the Product in each country of the Territory at its discretion, but in accordance with any applicable local laws or regulations.

[Section 10.3 superseded by Section 2 of the 2004 Amendment]

10.3          [***]

10.4           As a part of promotional and sales activities, and at PENINSULA’s sole discretion, PENINSULA may carry out those Phase IIIb and Phase IV clinical studies in the Territory [***] that are commercially appropriate and in accordance with the protocol prepared by PENINSULA and approved by TAKEDA, which approval shall not unreasonably withheld.  PENINSULA shall from time to time make available to TAKEDA, for TAKEDA’s use in connection with the development and commercialization of Products outside the Territory, all results obtained from such clinical studies [***].

10.5           Upon TAKEDA’s reasonable request, and to the extent permitted by applicable laws and regulations, PENINSULA shall send to TAKEDA samples of the Product, all packaging materials and other printed materials, including promotional materials, for the Product at TAKEDA’s expense.  Should TAKEDA find any defects in such samples, TAKEDA shall inform PENINSULA of such defects immediately and PENISULA shall remove such defects at its own expense and responsibility.

10.6           During the term of this Agreement, PENINSULA shall use reasonable efforts to disclose to TAKEDA medical and other technical information that PENINSULA may gain relating directly to the Product, and TAKEDA shall have the right to use, and cause any third parties who have a license under the Patents and Manufacturing Know-How to develop, manufacture, or commercialize the Compound and/or the Product in the TAKEDA Territory to use, such information solely to develop, manufacture, offer for sale or sell the Product in the TAKEDA Territory, including without limitation to pursue Registration in the TAKEDA Territory, free of charge, subject to the rights granted to PENINSULA hereunder.

ARTICLE 11

USE OF TAKEDA’S NAME; TRADEMARKS

[Section 11.1 deleted pursuant to Section 4(d) of the 2007 Amendment]

11.1           [***]

11.2           The Products sold in the Territory shall bear one or more trademarks chosen and owned by PENINSULA.  PENINSULA shall disclose to TAKEDA the trademarks PENINSULA intends to use on the Product prior to filing its NDA covering the Product and any changes thereof.

ARTICLE 12

WARRANTIES

12.1           Each party warrants the following:

(a)           such party is duly organized and validly existing under the laws of the state and/or nation of its organization and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;

(b)           such party is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder.  The person executing this Agreement on such party’s behalf has been duly authorized to do so by all requisite corporate action; and

(c)           this Agreement is a legal and valid obligation binding upon the parties and enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, moratorium or other laws affecting the enforcement of creditors’ rights and to general principles of equity.  The execution, delivery and performance of this Agreement by each party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor does it violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

12.2           TAKEDA warrants to PENINSULA that:

[Section 12.2(a) deleted pursuant to Section 4(a) of the 2007 Amendment]

(a)           [***]

(b)           as of the Effective Date, TAKEDA has not received any citations with respect to its manufacturing facilities, including without limitation FDA Form 483s or warning letters, and is not currently subject to an FDA consent decree or other action of a Regulatory Authority impacting the manufacture of the Compound to be supplied by TAKEDA under Article 7;

(c)           to TAKEDA’s knowledge as of the Effective Date, PENINSULA’s practice of the Patents or manufacture, importation, use or sale of the Compound or Product in the Territory will not infringe the intellectual property rights of a third party patent;

(d)           to TAKEDA’s knowledge as of the Effective Date, the manufacture of the Compound and the intermediates thereof using the Manufacturing Know-How that exists as of the Effective Date, or the related importation by PENINSULA of the resulting Compound and/or Products into the Territory will not infringe or misappropriate the intellectual property rights of a third party patent;

(e)           the Patents licensed to PENINSULA hereunder are all the patents and/or patent applications owned by or licensed to TAKEDA (or any of its Affiliates) as of the Effective Date in the Territory that claim or cover the Compound, the Product, any intermediates used in making the Compound, or the use of the Compound or the Product;

(f)           to TAKEDA’s knowledge as of the Effective Date, there are no facts or circumstances which would render any patent or patent application within the Patents in the Territory invalid or unenforceable;

(g)           there is no interference action, opposition, reissue or reexamination proceeding, or any intellectual property litigation pending before any patent office or court concerning any Patents as of the Effective Date in the Territory, and there is no litigation proceeding pending before any court concerning the Compound or any Product as of the Effective Date;

(h)           Neither TAKEDA nor any of its Affiliates have granted to any third party any licenses or other rights to use or practice the Patents in any manner relating to use, importation, offering for sale or sale of the Compound or Product anywhere in the Territory in any manner that would conflict with PENINSULA’s rights granted herein, and TAKEDA has full legal rights and authority to grant PENINSULA the license and other rights granted in this Agreement; and

(i)           to TAKEDA’s knowledge as of the Effective Date, the manufacturing activities to be undertaken by TAKEDA and/or its Third Party Manufacturer hereunder to make the Compound supplied to PENINSULA hereunder and the related importation by PENINSULA of the Compound and/or Products into the Territory will not infringe any intellectual property rights of any third party.

12.3           EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, NO REPRESENTATION OR WARRANTY WHATSOEVER, WHETHER EXPRESS OR IMPLIED, INCLUDING ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PURPOSE, IS MADE OR GIVEN BY OR ON BEHALF OF PENINSULA OR TAKEDA.  ALL SUCH OTHER REPRESENTATIONS AND WARRANTIES, WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE, ARE HEREBY EXPRESSLY EXCLUDED.

ARTICLE 13

INDEMNIFICATION AND PRODUCT LIABILITY

13.1           Notwithstanding anything herein to the contrary, product liability issues with regard to the Compound and/or the Product shall be, as between the parties, exclusively governed by Section 13.4.

[Subsection (b) of Section 13.2 is superseded by Section 4(e) of the 2007 Amendment]

13.2           PENINSULA shall be responsible for, and shall indemnify, hold harmless and defend TAKEDA, TAKEDA’s Third Party Manufacturer, and their officers, employees and agents against any and all third party claims, suits, losses, damages, costs, fees (including reasonable attorneys’ fees) and expenses (collectively “Claims”) resulting from or arising out of (a) the Development Work performed by PENINSULA to obtain the Registration; [***] (c) the negligence, recklessness, or willful misconduct of PENINSULA or its officers, directors, employees, distributor, sublicensee or agents; or (d) PENINSULA’s breach of its obligations, representations, or warranties under this Agreement.  Notwithstanding the foregoing, PENINSULA’s indemnification obligations under this Section13.2 shall not apply to Product Liability Claims (as defined in Section 13.4), which claims are addressed in Section 13.4.  In addition, PENINSULA’s indemnification obligations under this Section 13.2 shall not apply if TAKEDA fails to comply with the indemnification procedures in Section 13.5, or to the extent that a Claim arises out of or results from (i) the negligence, recklessness, or willful misconduct of TAKEDA, its Third Party Manufacturer, or the officers, directors, employees, or agents of TAKEDA or its Third Party Manufacturer; (ii) TAKEDA’s breach of its obligations, representations, or warranties under this Agreement; or (iii) manufacturing defects resulting from the manufacture of the Compound by TAKEDA or its Third Party Manufacturer hereunder.

13.3           TAKEDA shall be responsible for, and shall indemnify, hold harmless and defend PENINSULA, its officers, employees and agents against any and all Claims resulting from or arising out of (a) the negligence, recklessness, or willful misconduct of TAKEDA, its Third Party Manufacturer, or the officers, directors, employees, or agents of TAKEDA or its Third Party Manufacturer; (b) TAKEDA’s breach of its obligations, representations, or warranties under this Agreement; (c) manufacturing defects resulting from the manufacture of the Compound by TAKEDA or its Third Party Manufacturer hereunder; or (d) the development of the Compound, and/or the Product by TAKEDA or its sublicensee or distributor, the importation and sale of the Compound and/or the Product in the TAKEDA Territory by TAKEDA or its sublicensee or distributor, or the use of the Compound and/or the Product in the TAKEDA Territory.  Notwithstanding the foregoing, TAKEDA’s indemnification obligations under this Section 13.3 shall not apply to Product Liability Claims (as defined in Section 13.4), which claims are addressed in Section 13.4. In addition, such indemnity shall not apply if PENINSULA fails to comply with the indemnification procedures in Section 13.5, or to the extent that a Claim arises out of or results from (i) the Development Work performed by PENINSULA for obtaining the Registration, (ii) the processing, use and/or sale of the Compound and/or the Product by PENINSULA or PENINSULA’s distributor, customers or sublicensees; (iii) the negligence, recklessness, or willful misconduct of PENINSULA or its officers, directors, employees, distributor, sublicensee or agents; or (iv) PENINSULA’s breach of its obligations, representations, or warranties under this Agreement.

13.4           PENINSULA shall be responsible for, and shall indemnify, hold harmless and defend TAKEDA, its Third Party Manufacturer, and their officers, employees and agents against any and all third party claims, suits, losses, damages, costs, fees (including reasonable attorneys’ fees) and expenses with respect to death or injury to any person (“Product Liability Claims”) arising out of or resulting from the use of the Compound and/or the Product by PENINSULA’s customers.  Notwithstanding the foregoing, such indemnity shall not apply if TAKEDA fails to comply with the indemnification procedures in Section 13.5, or to the extent that a Product Liability Claim arises out of or results from (a) the negligence, recklessness, or willful misconduct of TAKEDA, its Third Party Manufacturer, or the officers, directors, employees, or agents of TAKEDA or its Third Party Manufacturer; (b) TAKEDA’s breach of its obligations, representations, or warranties under this Agreement; or (c) manufacturing defects resulting from the manufacture of the Compound by TAKEDA or a Third Party Manufacturer hereunder.

13.5           Each party’s indemnity obligations as provided for in this Article 13 shall be conditioned upon the following:

(a)           the party entitled to indemnification for a Claim or Product Liability Claim (the “Indemnified Party”) providing prompt (where practicable, within [***] after the receipt thereof) notice of such Claim or Product Liability Claim to the party providing indemnification (the “Indemnifying Party”);

(b)           the Indemnified Party reasonably cooperating with the Indemnifying Party in the defense of such Claim or Product Liability Claim; and

(c)           the Indemnified Party’s agreement not to compromise or otherwise settle any such claims without the Indemnifying Party’s prior written consent, which consent shall not be unreasonably withheld.

13.6           Upon receiving prompt notice of a Claim or Product Liability Claim, the Indemnifying Party shall assume the defense of such Claim or Product Liability Claim with counsel reasonably satisfactory to the Indemnified Party.  Each party shall, at its expense, secure and maintain insurance coverage in amounts sufficient to cover its indemnification obligations hereunder and shall, upon the other party’s request, deliver to the other party a copy of such insurance policy.

13.7           NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, OR INDIRECT DAMAGES ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES.  NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 13.7 IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY UNDER ARTICLE 13, OR DAMAGES AVAILABLE FOR A BREACH OF CONFIDENTIALITY OBLIGATIONS IN ARTICLE 14.

13.8           Notwithstanding anything to the contrary in this Agreement, [***].

ARTICLE 14

SECRECY

14.1           Except to the extent expressly authorized by this Agreement or otherwise agreed to in writing by the parties, each party agrees that, for the term of this Agreement and for [***] thereafter, it shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as provided for in this Agreement any Confidential Information furnished to it by the other party pursuant to this Agreement, except that the foregoing shall not apply to any information for which the receiving party can demonstrate, by competent proof, that it:

(a)           was already known to the receiving party, other than under an obligation of confidentiality, at the time of disclosure by the other party;

(b)           was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving party;

(c)           later became part of the public domain through no act or omission of the receiving party;

(d)           was disclosed to the receiving party without obligations of confidentiality with respect thereto, by a third party who had no obligation to the disclosing party not to disclose such information to others; or

(e)           was independently developed by employees of either party who were unaware of and did not have access to Confidential Information disclosed by either party.

     14.2           Each party may disclose Confidential Information disclosed to it by the other party to the extent such disclosure is reasonably necessary for the following reasons:

(a)           for regulatory filings, including filings with the U.S. Securities Exchange Commission, and filings with Regulatory Authorities permitted hereunder;

(b)           prosecuting or defending litigation; and

(c)           complying with applicable governmental regulations, court orders, and legal requirements.

Notwithstanding the foregoing, in the event a party is required to make a disclosure of the other party’s Confidential Information pursuant to this Section 14.2 it will, except where impracticable, give reasonable advance notice to the other party of such disclosure and use reasonable efforts to cooperate with the disclosing party’s efforts to secure confidential treatment of such information.  In any event, each party agrees to take all reasonable actions to avoid any unauthorized use or disclosure of Confidential Information of the other party hereunder.

14.3           Notwithstanding the provisions of Section 14.1 hereinabove, PENINSULA may disclose TAKEDA’s Confidential Information to its officers and employees, sublicensees, advisors, consultants, its distributors in each country of the Territory, and Regulatory Authorities in the Territory, provided, however, that PENINSULA shall use commercially reasonable efforts to impose upon such disclosees obligations of confidentiality and non-use at least equivalent in scope to those set forth in Sections 14.1 and 14.2.

14.4           The Parties agree to that each Party may issue the agreed Press Release in the form attached as Schedule VI, after the Effective Date.

ARTICLE 15

PATENTS

15.1           During the term of this Agreement, TAKEDA, at its cost and expense, shall use diligent, good faith efforts to file, prosecute and maintain the Patents having claims that cover composition of matter of or method of manufacturing or using the Compound or Product in Major Market Countries and other countries where PENINSULA is developing or selling the Product.  TAKEDA shall use reasonable efforts to extend the term of the Patents covering the Compound and/or the Product or its use in the countries in the Territory where PENINSULA (or its Affiliate or sublicensee of distributor) is selling the Product, and in such other countries as TAKEDA may in its discretion select, and PENINSULA shall cooperate with TAKEDA in obtaining such extension, provided, however, that the external expenses for such procedures shall be borne by TAKEDA.  TAKEDA shall provide to PENINSULA, and PENINSULA shall be entitled to review and comment upon, all documents to be filed or received from the applicable patent offices relating to the prosecution of the Patents, and other correspondence relating to such prosecution efforts to the extent that the Patents directly relate to the Compound or the Product.  TAKEDA shall reasonably consider PENINSULA’s reasonable comments regarding such prosecution.

15.2           PENINSULA shall notify TAKEDA of any infringement or possible infringement of the Patents in the Territory by a third party promptly after it becomes aware of such infringement.  TAKEDA and PENINSULA shall consult together in order to determine the appropriate action to be taken for elimination of any infringement of the Patents, in order to protect both parties’ interests.  PENINSULA shall have the primary right, but not the obligation, to institute, prosecute and control any action or proceeding with respect to such infringement (an “Enforcement Action”), [***], by counsel of its choice and approved by TAKEDA, which approval shall not be withheld unreasonably, including any declaratory judgment action arising from such infringement.  TAKEDA shall provide reasonable assistance and cooperation to PENINSULA [***] and may, at its sole discretion, [***], by counsel of its choice and at any time, join in such Enforcement Action.  If PENINSULA elects not to institute an Enforcement Action within [***] after it has notice of the infringement, TAKEDA shall have the right to institute an Enforcement Action [***] unless PENINSULA provides a reasonable business reason for not instituting such Enforcement Action, and PENINSULA shall provide reasonable assistance and cooperation to TAKEDA in connection with such Enforcement Action [***].  All damages, settlement amounts or costs recovered in connection with an Enforcement Action shall [***].  Notwithstanding the foregoing, if the Patent is found or adjudicated invalid or unenforceable in or as a result of the Enforcement Action taken by PENINSULA, PENINSULA shall have the primary right, but not the obligation, to appeal such adjudication or findings, or take any other procedure to secure the validity or enforceability of the Patent (such appeal or other procedures are hereinafter collectively referred to as the “Appeal”), [***], by counsel of its choice and approved by TAKEDA, which approval shall not be withheld unreasonably.  TAKEDA shall provide reasonable assistance and cooperation to PENINSULA [***] and may, at its sole discretion, [***], by counsel of its choice and at any time, join in such Appeal, if possible.  If PENINSULA does not prosecute the Appeal immediately, TAKEDA may prosecute the Appeal [***], by counsel of its choice, and PENINSULA shall provide reasonable assistance and cooperation to TAKEDA in connection with such Appeal [***].  If TAKEDA is not entitled to prosecute the Appeal, PENINSULA shall prosecute the Appeal upon TAKEDA’s request to do so [***].  All damages, settlement amounts or costs recovered in connection with an Appeal shall [***].

15.3           In the event of any claim, threat or suit by a third party against PENINSULA and/or TAKEDA alleging that the import, formulation and/or sale of the Compound and/or the Product in the Territory infringes any patents or other intellectual property rights of such third party, each party hereto shall inform the other party of such claim, threat or suit, and PENINSULA and TAKEDA shall defend in close cooperation with each other against such, claim, threat or suit or settlement thereof and shall not settle such claim, threat or suit without the prior written consent of the other party, which consent shall not be unreasonably withheld provided, however, PENINSULA shall reserve the final control of the defense against such claim, threat or suit or settlement thereof in the Territory; provided, further, that PENINSULA shall not in such case settle such claim, threat or suit in a manner that may adversely affect TAKEDA’s interest in the Patents, Compound or Product, including without limitation the validity of Patents, without the prior written consent of TAKEDA, which consent shall not be unreasonably withheld. [***].  In addition, if PENINSULA believes that a patent or patent application owned or controlled by a third party in the Territory may claim or cover the composition of matter of, method of making, or method of using the Compound, and PENINSULA intends to seek a license from such third party under such patent or patent application, PENINSULA shall first notify TAKEDA in writing of such intention, and if requested by TAKEDA, shall meet with TAKEDA promptly and discuss in good faith the reasons for PENINSULA seeking such license and the consideration that PENINSULA intends to offer for such license, and PENINSULA shall consider in good faith TAKEDA’s reasonable comments with respect to such situation.  PENINSULA shall not obtain such license without the prior written consent of TAKEDA, which consent shall not be unreasonably withheld.  It is understood that in the communication pursuant to this Section 15.3, either party shall not be required to disclose any specific information that is covered by the attorney-client privilege.

15.4           Nothing in this Agreement shall be construed as:

(a)           a warranty or representation by TAKEDA of the validity or scope of any of the Patents;

(b)           a warranty or a representation by TAKEDA that anything made, used, sold or otherwise disposed of under any license granted hereunder is or shall be free from infringement of patents or other property rights of third parties; or

(c)           an agreement by TAKEDA to bring or prosecute actions or suits against third parties for infringement of the Patents.

ARTICLE 16

FORCE MAJEURE

If either party is rendered unable to fulfill wholly or in part any part of its obligations under this Agreement by reason of Force Majeure, such party shall forthwith give to the other party a written notice briefly describing the circumstances causing such inability, and, thereupon, to the extent that the party giving such notice is unable to fulfill such obligations by reason of such circumstances, such obligations shall be suspended during, but no longer than, the continuance of such circumstances and provided that the party claiming force majeure has exerted and continues diligently to exert all commercially reasonable efforts to overcome the same.  “Force Majeure” means conditions beyond the control of the parties, including without limitation, civil commotion, terrorist act, failure or default of public utilities or common carriers, destruction of production facilities or materials by fire, earthquake, storm or like catastrophe, war, strikes, lockouts, riot, or epidemic diseases, or Act of God.  In the event of Force Majeure, the other party has no right to seek damages in connection with the affected party’s inability to perform its obligations under this Agreement as a result of Force Majeure.  If a Force Majeure event preventing a party’s performance hereunder continues for [***], both parties shall in good faith negotiate and decide how to cope with the situation.

ARTICLE 17

TERM AND TERMINATION

17.1           This Agreement shall be effective as of the Effective Date and, unless sooner terminated by mutual agreement or in accordance with other provisions herein, shall remain in effect as long as PENINSULA’s royalty obligations exist.  The provisions of Sections 3.9, 3.10, 6.9, 7.6, 17.1, 17.4, 17.5, 17.6, 18.2, 18.4, 18.6, 18.9, and 18.10, and Article 13 shall survive termination or expiration of this Agreement.  In addition, any payment obligation that has accrued prior to such termination or expiration, including without limitation pursuant to Sections 3.1, 3.3, and 7.3, if any, shall survive such termination or expiration.  The provisions of Article 14 shall survive termination or expiration of this Agreement for [***].  The license granted to PENINSULA under Section 2.1 shall survive the expiration of this Agreement, but shall, as of the date of expiration of the Agreement and unless sooner terminated, be converted from a royalty-bearing license to a fully-paid and royalty-free license.

17.2           Either party may terminate this Agreement by a registered letter to the other party effective upon the other party’s receipt of such notice in the following cases:

(a)           if the other party, after receiving written notice identifying a material breach of this Agreement (including failure by PENINSULA to pay on time the amounts owed under Article 3 or 7), fails to cure such breach within [***]; or

(b)           in case of the filing by the other party of a petition in bankruptcy or insolvency, or in case of the filing by the other party of any petition or answer seeking reorganization, readjustment, or rearrangement of the business of the other party under any law or any government regulation relating to bankruptcy or insolvency, or in case of the appointment of a receiver for all or substantially all of the property of the other party, or in case of the making by the other party of any assignment or attempted assignment for the benefit of creditors, or in case of the institution by the other party of any proceedings for the liquidation or winding up of its business, or for the termination of its corporate charter; or

[Section 17.2(c) superseded by Section 3 of the 2004 Amendment]

(c)           [***]

It is understood that TAKEDA’s failure to satisfy its Supply Obligation pursuant to Section 7.2, TAKEDA’s decision to cease manufacturing the Compound pursuant to Section 6.1 or 7.4, or TAKEDA’s inability to cure a Supply Disruption caused by a Force Majeure event, shall not constitute a material breach under subclause (a) above, but shall be treated pursuant to the following Section 17.3.

17.3           PENINSULA may terminate this Agreement as follows:

(a)           upon written notice if TAKEDA elects to cease trying to remedy a DMF deficiency and thus cease supplying the Compound to PENINSULA as permitted under Section 6.1;

(b)           upon written notice if PENINSULA cancels its order for [***] of Compound as permitted under Section 7.2;

(c)           upon written notice if TAKEDA elects to cease manufacturing, or having a Third Party Manufacturer manufacture, Compound under Section 7.4;

(d)           upon written notice if Supply Disruption is not cured within [***] as permitted under Section 7.14; or

(e)           if PENINSULA determines that it is not feasible to pursue the development, launch or sale of the Product due to scientific, technical regulatory and/or commercial reasons, [***] PENINSULA may provide written notice to TAKEDA of such determination, together with competent information thereof and have serious discussions with TAKEDA regarding what steps to take in regards to the problem.  PENINSULA may then terminate this Agreement effective upon written notice [***].

It is understood that PENINSULA shall have no right to demand from TAKEDA any compensation for the termination of this Agreement pursuant to above subsections (a), (b), (c), (d) (but only if the applicable Supply Disruption is caused by a Force Majeure event) and (e).

17.4           Upon the termination of this Agreement for any reason, PENINSULA shall no longer make any use of the license granted by TAKEDA hereunder and shall promptly return to TAKEDA any and all data and information furnished by TAKEDA so far, including, but not limited to, the Information and the Manufacturing Know-How.  If the Agreement is terminated for any reason other than for TAKEDA’s uncured material breach of the Agreement or financial insolvency, PENINSULA shall, at TAKEDA’s request, transfer to TAKEDA or its designee the Registration or the application therefor and any and all the data and information so far obtained by PENINSULA, including the Results, if any, or otherwise assist TAKEDA so that TAKEDA may take over the development and/or commercialization of the Product, provided, however, if sublicensee(s) of PENINSULA that are not in breach of their sublicense agreements, under which PENINSULA has imposed such sublicensee(s) all applicable obligations which PENINSULA undertakes hereunder, elect to continue the development and/or commercialization of the Product, TAKEDA shall assume such sublicense agreements as direct licenses from TAKEDA to such sublicensee(s), provided, however, that TAKEDA shall not be obligated to assume any obligations under such agreements that are in excess of the obligations of TAKEDA under this Agreement, unless TAKEDA agrees otherwise in its sole discretion.  If the transfer of the Registration or the application therefor is prohibited by applicable laws or if TAKEDA does not require PENINSULA to make such transfer, PENINSULA shall, without requiring any compensation from TAKEDA, abandon and waive the Registration or the application therefor in the Territory.

17.5           Disposal of the Compound, goods in process and the Product in PENINSULA’s stock on the day of termination shall be made in the following manner in accordance with TAKEDA’s direction:

(a)           if TAKEDA consents, which consent shall, not be unreasonably withheld, PENINSULA may manufacture the Product using such Compound and/or such goods in process and may sell the Product in the Territory at its regular commercial conditions and only for the term of [***] after such termination, subject to PENINSULA’s agreement to strictly observe the terms and conditions contained in this Agreement including the obligation to pay royalties in accordance with Article 3 hereof; and

(b)           if so requested by TAKEDA, PENINSULA shall, at any time after [***] post-termination, sell to TAKEDA any remaining portion of its stock of Compound and/or Product (but only that portion of the stock that has some shelf life remaining and meets the Specifications), at a price to be negotiated and decided by the parties hereto, which price shall [***].

In any case, PENINSULA shall destroy all stock which does not meet the Specifications at PENINSULA’s expense and responsibility without requiring TAKEDA to pay any compensation therefor.

17.6           Without prejudice to the remedies for the breach of this Agreement which have already accrued before the expiration of this Agreement, the expiration or termination of this Agreement itself under this Article 17 shall not entitle either party to any compensation whatsoever based solely on the fact of such expiration or termination.

ARTICLE 18

MISCELLANEOUS

18.1           Assignment.  This Agreement or any of the rights or obligations created under this Agreement shall not be assignable by either party hereto without the prior written consent of the other party, except that each party may assign this Agreement to its successor in interest pursuant to a merger, acquisition, reorganization, consolidation or sale of all or substantially all of the assets of the business to which this Agreement relates.  Any attempted assignment that does not comply with the requirements of this Section 18.1 shall be null and void.  This Agreement shall be binding upon each of the parties, their successors and permitted assigns.

18.2           Severability.  If any provision or provisions of this Agreement shall, to any extent, be held to be invalid or unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.  However, in case such invalidation or unenforceability injures the rights and interests of either party, the parties hereto shall renegotiate this Agreement in good faith to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the parties when entering this Agreement may be realized.

18.3           Entirety of Agreement; Modification.  This Agreement constitutes the entire, final and complete agreement and understanding between the parties, and replaces and supersedes all prior discussions and agreements between them with respect to the subject matter hereof.  No modification or amendment to this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed on behalf of each of the parties hereto.

18.4           Official Text and Governing Law.  The English version of this Agreement subscribed and executed by the parties hereto shall be the official text, and this Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without giving effect to any choice of law principles that would require the application of the laws of a different state or country.

18.5           Notice.  Any notice required to be given by either party in connection with this Agreement shall be given in the English language by prepaid airmail, cable, international express delivery service, or facsimile addressed to the other party at its principal office first above written, and shall be deemed to have been given for all purposes (a) when received, if sent by cable or international express delivery service, (b) seven (7) business days after mailing, if mailed by airmail, or (c) when received by recipient, if sent by facsimile transmission with electronic confirmation of transmission if transmission is confirmed during the recipient’s normal business hours, or otherwise on the recipient’s next business day.

18.6           Dispute Resolution/Arbitration.  If the parties are unable to resolve a dispute arising under this Agreement (other than a dispute arising under Section 5.1) within [***] after such dispute is first identified by either party in writing to the other, the parties shall refer such dispute to the senior management of TAKEDA and PENINSULA for attempted resolution by good faith negotiations within [***] after such notice is received.  If the senior management of TAKEDA and PENINSULA are not able to resolve such dispute within such [***] period, such dispute shall be finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with the Rules.  The award rendered shall be final and binding upon both parties.  Such arbitration shall be held in Osaka, Japan if it is initiated by PENINSULA and in San Francisco, California, USA if initiated by TAKEDA.

18.7           Construction.  This Agreement has been prepared jointly and shall not be strictly construed against either party.  Ambiguities, if any, in this Agreement shall not be construed against any party, without regard to which party may be deemed to have authored the ambiguous provision.  The headings of each Article in this Agreement have been inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular article or section.

18.8           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall constitute together the same document.

18.9           Waiver.  Any delay in enforcing a party’s rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such party’s rights to the future enforcement of its rights under this Agreement unless such party provides an express written and signed waiver as to a particular matter for a particular period of time.

18.10           Further Acts.  Each party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers in duplicate as of the Effective Date.

TAKEDA CHEMICAL INDUSTRIES, LTD.

/s/ Saburo Hamanaka
Name:  Saburo Hamanaka
Title:    Corporate Officer
 General Manager
 Division of Americas

PENINSULA PHARMACEUTICALS, INC.

/s/  Paul F. Truex
Name:  Paul F. Truex
Title:    President & CEO

[Schedules 1-7]

[***]

Exhibit A

PENINSULA PHARMACEUTICALS, INC.

ACCEPTANCE CERTIFICATE

________________ hereby certifies that [s/]he is the duly authorized and elected ________________ of Peninsula Pharmaceuticals, Inc., a ________________ corporation (the “Company”), and further certifies that:

1. This Acceptance Certificate is executed and delivered pursuant to Section 7.9 of that certain Agreement by and between the Company and Takeda Chemical Industries, Ltd., a corporation organized under the laws of [Japan] (“Takeda”) dated ___________, 2003 (the “Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

2. The Company hereby acknowledges receipt of [quantity] of Compound from Takeda on [date] and accepts the delivery thereof.  Pursuant to the terms of Section 7.3 of the Agreement, the Company authorizes payment in the amount of $__________ to Takeda.

3. The execution and delivery of this Acceptance Certificate shall not be deemed to be a waiver or modification of any other term or condition of the Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which the Company may now have or may have in the future under or in connection with the Agreement or any instrument or agreement referred to therein.

In Witness the undersigned has executed this Acceptance Certificate on behalf of the Company as of [date].

[Printed Name]
[Title]